CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Alexander Energy Corporation Post-Merger Stock Option Plan and the Alexander Energy Corporation 1993 Restricted Stock Award Plan of our report dated March 24, 1995, with respect to the consolidated financial statements of Alexander Energy Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.



                                ERNST & YOUNG LLP


Oklahoma City, Oklahoma
May 15, 1995